Exhibit 99.2
Viper Energy Partners LP
Unaudited Pro Forma Combined Financial Information

On October 1, 2019, Viper Energy Partners LP (the "Partnership") completed the acquisition of certain mineral and royalty interests (the "Drop-Down Assets") from subsidiaries of Diamondback Energy, Inc. ("Diamondback") for approximately 18.3 million of its newly-issued Class B units, approximately 18.3 million newly-issued units of Viper Energy Partners LLC (the "Operating Company") and $190.2 million in cash, after giving effect to closing adjustments for net title benefits (the "Drop-Down Acquisition"). Based on the volume weighted average sales price of the Partnership's common units for the ten trading-day period ended July 26, 2019 of $30.07, the transaction was valued at $740.2 million. The Drop-Down Assets represent approximately 5,490 net royalty acres across the Midland and Delaware Basins, of which over 95% are operated by Diamondback, and have an average net royalty interest of approximately 3.2%. The Drop-Down Assets are concentrated in Diamondback’s seven core operating areas, with the largest exposure to Spanish Trail North and Pecos County. The Partnership completed the Drop-Down Acquisition on October 1, 2019 and funded the cash portion of the purchase price for the Drop-Down Assets through a combination of cash on hand and borrowings under the Operating Company’s revolving credit facility. In connection with the closing of the Drop-Down Acquisition, the borrowing base under the Operating Company’s revolving credit facility was increased by $125.0 million to $725.0 million from $600.0 million. Further, in connection with the acquisition, on October 16, 2019, the Partnership issued $500 million principal amount of 5.375% Senior Notes due 2027 and used the proceeds to pay down the revolving line of credit, including the portion used to fund the acquisition

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Partnership, adjusted to reflect the Drop-Down Acquisition.

The unaudited pro forma combined financial information gives effect to the Drop-Down Acquisition, as well as the issuance of the Class B units, borrowings under the Partnership's revolving credit facility and issuance of the $500 million principal amount of 5.375% Senior Notes due 2027, both of which were used to fund the Drop-Down Acquisition.

The unaudited pro forma combined balance sheet as of September 30, 2019 is derived from the unaudited consolidated balance sheet of the Partnership as of September 30, 2019, and gives effect to the Drop-Down Acquisition as if it had occurred on September 30, 2019.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2019 is based on the unaudited consolidated statement of operations of the Partnership for the nine months ended September 30, 2019. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2019 has been adjusted to reflect the Drop-Down Acquisition and issuance of the $500 million principal amount of 5.375% Senior Notes due 2027 as if they had occurred on January 1, 2019.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or be indicative of the combined financial position or results of operations that the Partnership would have reported had the Drop-Down Acquisition been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Partnership's operations going forward because of the changes in the business, the omission of various operating expenses and the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

The unaudited pro forma combined financial information should be read in conjunction with the audited consolidated financial statements and the notes thereto contained in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2018, the unaudited consolidated financial statements and the notes thereto contained in the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and the audited statement of revenues and direct operating expenses and the notes thereto of the Drop-Down Assets as filed as Exhibit 99.1 herewith by the Partnership with the Securities and Exchange Commission (the "SEC").

Viper Energy Partners LP
Unaudited Pro Forma Combined Balance Sheet

	As of September 30, 2019
	Partnership Historical	Pro Forma Adjustments		Partnership Pro Forma
	(In thousands, except unit amounts)
Assets
Current assets:
Cash and cash equivalents	$19,952	$490,415	(b)	$—
		(190,200)	(a)
		250	(a)
		(320,417)	(c)
Royalty income receivable	43,288	—		43,288
Royalty income receivable—related party	14,033	—		14,033
Other current assets	252	—		252
Total current assets	77,525	(19,952)		57,573
Property:
Oil and natural gas interests, full cost method of accounting	2,036,561	740,200	(a)	2,776,761
Land	5,688	—		5,688
Accumulated depletion and impairment	(299,704)	—		(299,704)
Property, net	1,742,545	740,200		2,482,745
Funds held in escrow	7,500	—		7,500
Deferred tax asset	157,885	—		157,885
Other assets	21,483	—		21,483
Total assets	$2,006,938	$720,248		$2,727,186
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$—	$—		$—
Other accrued liabilities	5,370	—		5,370
Total current liabilities	5,370	—		5,370
Long-term debt	409,500	490,415	(b)	579,498
		(320,417)	(c)
Total liabilities	414,870	169,998		584,868
Commitments and contingencies
Unitholders’ equity:
General partner	1,000	—		1,000
Common units	774,815	—		774,815
Class B units	990	250	(a)	1,240
Total Viper Energy Partners LP unitholders’ equity	776,805	250		777,055
Non-controlling interest	815,263	550,000	(a)	1,365,263
Total equity	1,592,068	550,250		2,142,318
Total liabilities and unitholders’ equity	$2,006,938	$720,248		$2,727,186

See accompanying notes to unaudited pro forma combined financial information.

Viper Energy Partners LP
Unaudited Pro Forma Combined Statement of Operations

	Nine Months Ended September 30, 2019
	Partnership Historical	Pro Forma Adjustments		Partnership Pro Forma
	(In thousands, except per unit amounts)
Operating income:
Royalty income	$201,950	$39,243	(d)	$241,193
Lease bonus income	3,607	—		3,607
Lease bonus income - related party	—	—		—
Other operating income	15	—		15
Total operating income	205,572	39,243		244,815
Costs and expenses:
Production and ad valorem taxes	12,812	2,386	(d)	15,198
Depletion	51,408	13,710	(e)	65,118
General and administrative expenses	5,223	—		5,223
Total costs and expenses	69,443	16,096		85,539
Income from operations	136,129	23,147		159,276
Other income (expense):
Interest expense, net	(11,089)	(20,156)	(f)	(31,245)
Gain on revaluation of investment	3,978	—		3,978
Other income, net	1,756	—		1,756
Total other expense, net	(5,355)	(20,156)		(25,511)
Income before income taxes	130,774	2,991		133,765
Provision for (benefit from) income taxes	(41,908)	266	(g)	(41,642)
Net income	172,682	2,725		175,407
Net income attributable to non-controlling interest	128,692	1,769	(h)	130,461
Net income attributable to Viper Energy Partners LP	$43,990	$956		$44,946

Net income attributable to common limited partners per unit:
Basic	$0.73	$—		$0.75
Diluted	$0.73	$—		$0.75
Weighted average number of common limited partner units outstanding:
Basic	60,267	—	(i)	60,267
Diluted	60,296	—	(i)	60,296

See accompanying notes to unaudited pro forma combined financial information.

Viper Energy Partners LP
Unaudited Pro Forma Notes

1.    BASIS OF PRESENTATION

On October 1, 2019, the Partnership completed the acquisition of certain mineral and royalty interests (the "Drop-Down Assets") from subsidiaries of Diamondback for approximately 18.3 million of its newly-issued Class B units, approximately 18.3 million newly-issued units of the Operating Company and $190.2 million in cash, after giving effect to closing adjustments for net title benefits (the ‘‘Drop-Down Acquisition’’). Based on the volume weighted average sales price of the Partnership's common units for the ten trading-day period ended July 26, 2019 of $30.07, the transaction was valued at $740.2 million. The Drop-Down Assets represent approximately 5,490 net royalty acres across the Midland and Delaware Basins, of which over 95% are operated by Diamondback, and have an average net royalty interest of approximately 3.2%. The Drop-Down Assets are concentrated in Diamondback’s seven core operating areas, with the largest exposure to Spanish Trail North and Pecos County. The Partnership completed the Drop-Down Acquisition on October 1, 2019 and funded the cash portion of the purchase price for the Drop-Down Assets through a combination of cash on hand and borrowings under the Operating Company’s revolving credit facility. In connection with the closing of the Drop-Down Acquisition, the borrowing base under the Operating Company’s revolving credit facility was increased by $125.0 million to $725.0 million from $600.0 million.

2.    PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited combined pro forma financial information includes a pro forma combined balance sheet and pro forma combined statement of operations reflecting the pro forma effect of the Drop-Down Acquisition discussed above.

The related pro forma adjustments are described below. The unaudited pro forma condensed combined financial information has been prepared to reflect adjustments to our historical financial information that are (i) directly attributable to this transaction and (ii) factually supportable, and with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on our results.

The unaudited pro forma combined balance sheet and statement of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the Drop-Down Acquisition had occurred as of the dates set forth in this unaudited pro forma financial information. In addition, future results may vary significantly from the results reflected in such statements due to factors described in "Risk Factors" included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2018 and elsewhere in the Partnership's reports and filings with the SEC. The unaudited pro forma combined balance sheet and statement of operations should be read in conjunction with the Partnership's historical consolidated financial statements and the notes thereto included in the Partnership's Annual Reports on Form 10-K for the year ended December 31, 2018 and the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

The unaudited pro forma combined financial information should also be read in conjunction with the historical statement of revenues and direct operating expenses and the notes thereto of the Drop-Down Assets reflected therein as filed as Exhibit 99.1 herewith by the Partnership with the SEC.

The unaudited pro forma combined financial information reflects the following adjustments:

(a)
To record the preliminary purchase price allocation and $0.3 million Class B Capital Contribution of the Drop-Down Assets, which is subject to change. The fair value of the Drop-Down Assets, funded with approximately 18.3 million Class B units, approximately 18.3 million Operating Company units and $190.2 million in cash, after giving effect to closing adjustments, is allocated as follows:

Drop-Down Assets
(in thousands)
Oil and natural gas properties:
Proved	$198,400
Unproved	$541,800
Net assets acquired	$740,200

Viper Energy Partners LP
Unaudited Pro Forma Notes

(b)	To record net proceeds of $490.4 million in connection with the issuance of $500 million principal amount of 5.375% Senior Notes due 2027.

(c)	To record the partial repayment of $320.4 million of outstanding borrowings with proceeds from the issuance of the 5.375% Senior Notes due 2027.

(d)	To reflect the historical revenues and production and ad valorem taxes related to the Drop-Down Assets.

(e)	To reflect depletion attributable to the Drop-Down Assets.

(f)	To reflect additional interest expense associated with the issuance of $500 million principal amount of 5.375% Senior Notes due 2027.

(g)	To reflect income tax expense related to the pro forma change in net income.

(h)	To reflect additional net income attributable to non-controlling interests related to the issuance of approximately 18.3 million Class B units and approximately 18.3 million Operating Company units.

(i)
The Partnership accounted for the Class B units on an as-converted basis for the purposes of calculating diluted earnings per unit ("EPU"). For the nine months ended September 30, 2019, there were no common units related to the Partnership's Class B units included in the calculation of diluted EPU.

3.    SUPPLEMENTAL OIL AND NATRUAL GAS INFORMATION

Oil and Natural Gas Reserves

Proved oil and natural gas reserve estimates as of September 30, 2019 and December 31, 2018 were developed by the Partnership based on management estimates. Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted average of the first-day-of-the-month prices.

There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves. Oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be precisely measured and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.

Viper Energy Partners LP
Unaudited Pro Forma Notes

The estimated proved reserves and changes in estimated proved reserves are as follows:

	Crude Oil (Bbls)
	Partnership Historical	Drop-Down Assets	Partnership Pro Forma
	(In thousands)
As of December 31, 2018	41,878	7,236	49,114
Purchase of reserves in place	1,776	—	1,776
Extensions and discoveries	6,992	1,739	8,731
Revisions of previous estimates	(2,911)	230	(2,681)
Production	(3,607)	(703)	(4,310)
As of September 30, 2019	44,128	8,502	52,630

Proved Developed Reserves:
December 31, 2018	29,526	5,050	34,576
September 30, 2019	32,248	5,841	38,089

Proved Undeveloped Reserves:
December 31, 2018	12,352	2,186	14,538
September 30, 2019	11,880	2,661	14,541

	Natural Gas (Mcf)
	Partnership Historical	Drop-Down Assets	Partnership Pro Forma
	(In thousands)
As of December 31, 2018	61,597	12,838	74,435
Purchase of reserves in place	2,592	—	2,592
Extensions and discoveries	9,207	3,779	12,986
Revisions of previous estimates	429	435	864
Production	(5,222)	(1,072)	(6,294)
As of September 30, 2019	68,603	15,980	84,583

Proved Developed Reserves:
December 31, 2018	49,681	9,393	59,074
September 30, 2019	57,585	12,582	70,167

Proved Undeveloped Reserves:
December 31, 2018	11,916	3,445	15,361
September 30, 2019	11,018	3,398	14,416

Viper Energy Partners LP
Unaudited Pro Forma Notes

	Natural Gas Liquids (Bbls)
	Partnership Historical	Drop-Down Assets	Partnership Pro Forma
	(In thousands)
As of December 31, 2018	10,992	2,622	13,614
Purchase of reserves in place	542	—	542
Extensions and discoveries	2,089	764	2,853
Revisions of previous estimates	2,875	276	3,151
Production	(976)	(195)	(1,171)
As of September 30, 2019	15,522	3,467	18,989

Proved Developed Reserves:
December 31, 2018	7,965	1,810	9,775
September 30, 2019	12,780	2,576	15,356

Proved Undeveloped Reserves:
December 31, 2018	3,027	812	3,839
September 30, 2019	2,742	891	3,633

Revisions represent changes in previous reserves estimates, either upward or downward, resulting from new information normally obtained from development drilling and production history or resulting from a change in economic factors, such as commodity prices, operating costs or development costs.

During the nine months ended September 30, 2019, the Partnership’s extensions and discoveries of 13,748 MBOE resulted primarily from the drilling of 336 new wells and from 106 new proved undeveloped locations added. The Partnership’s positive revisions of previous estimated quantities of 614 MBOE were primarily due to changes in type curves and realized prices. The purchase of reserves in place of 2,750 MBOE were due to multiple acquisitions primarily located in Ward, Howard, Glasscock and Lea counties within the Permian Basin.

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows is based on the unweighted average, first-day-of-the-month price. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to the Partnership. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

The following table sets forth the standardized measure of discounted future net cash flows attributable to the Partnership’s proved oil and natural gas reserves as of September 30, 2019 and December 31, 2018:

	Nine Months Ended September 30, 2019
	Partnership Historical	Drop-Down Assets	Partnership Pro Forma
	(In thousands)
Future cash inflows	$2,761,913	$516,810	$3,278,723
Future production taxes	(189,552)	(35,978)	(225,530)
Future income tax expense	(167,266)	(2,713)	(169,979)
Future net cash flows	2,405,095	478,119	2,883,214
10% discount to reflect timing of cash flows	(1,339,869)	(259,439)	(1,599,308)
Standardized measure of discounted future net cash flows	$1,065,226	$218,680	$1,283,906

Viper Energy Partners LP
Unaudited Pro Forma Notes

Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership’s proved reserves are as follows:

	Nine Months Ended September 30, 2019
	Partnership Historical	Drop-Down Assets	Partnership Pro Forma
	(In thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$1,139,382	$222,362	$1,361,744
Purchase of minerals in place	47,462	—	47,462
Sales of oil and natural gas, net of production costs	(189,138)	(37,250)	(226,388)
Extensions and discoveries	200,021	48,597	248,618
Net changes in prices and production costs	(246,466)	(35,475)	(281,941)
Revisions of previous quantity estimates	(8,486)	8,683	197
Net changes in income taxes	(11,411)	18	(11,393)
Accretion of discount	126,650	22,362	149,012
Net changes in timing of production and other	7,212	(10,617)	(3,405)
Standardized measure of discounted future net cash flows at the end of the period	$1,065,226	$218,680	$1,283,906